Exhibit 99.1

Gopher Protocol Inc. Up-Lists to OTCQB; Appoints New CFO; Implements Rollout Strategy for Guardian Patch Mobile Tracking Technology; Continues With Next Phase of Development

Gopher Protocol, Inc.April 13, 2016 8:00 AM

SAN DIEGO, CA--(Marketwired - Apr 13, 2016) - Gopher Protocol Inc. (OTCQB: GOPH) ("Gopher" and the "Company"), a development-stage Company developing a real-time, heuristic based, mobile technology, announces that its common stock is being up-listed to the OTCQB effective April 13, 2016. The OTCQB® Venture Marketplace is for entrepreneurial and development stage U.S. and international companies. To be eligible, companies must be current in their reporting and undergo an annual verification and management certification process. These standards provide a strong baseline of transparency, as well as the technology and regulation to improve the information and trading experience for investors. Investors also have access to Real-Time Level 2 Quotes available on the OTC Markets website http://www.otcmarkets.com.

Chief Technology Officer, Dr. Danny Rittman said, "We are very pleased with the up-listing for the Company and our shareholders."

The Company also announced the appointment of Erik Klinger to serve as the Chief Financial Officer of the Company.

The appointment of Mr. Klinger is part of the Company's rollout strategy to finalize development of and launch the Guardian Patch, a unique location technology that works with or without GPS. Erik Klinger is an industry executive with over 20 years of experience. Mr. Klinger is the founder and CEO of Dealounge, an online deal platform that specializes in distributing under-covered merger and acquisition deals in the lower middle market to a broader audience of private equity firms, strategic acquirers and family offices.

About Gopher Protocol Inc. Gopher Protocol Inc. ("Gopher" and the "Company") (OTCQB:GOPH) (http://gopherprotocol.com/) is Development-stage Company that is developing a real-time, heuristic based, mobile technology, per license agreement it holds. Upon development, the technology will consist of a smart microchip, mobile application software and supporting software that run on a server. The system contemplates the creation of a global network, worldwide. Gopher believes this will be the first system that is developed using a human, heuristic based analysis engine. Since the core of the system will be its advanced microchip that will be able to be installed any mobile device, worldwide, Gopher expects that this will result in an internal, private network between all mobile devices utilizing the device by providing mobile technology for computing power enhancement, advanced mobile database management/sharing, and additional mobile features.

Consumer and product website: http://www.guardianpatch.com/. The product will be presented for pre-sale, utilizing social media on top of customary distributing channels for the product, for which further announcements will be provided.

Press page/ press kit - http://gopherprotocol.com/?page_id=228

Forward-Looking Statements
Certain statements contained in this press release may constitute "forward-looking statements". Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov). In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

Contact:

Dr. Dan Rittman
CTO
Gopher Protocol Inc.
888-685-7336